O’Neill Law Group PLLC		435 Martin Street, Suite 1010 Blaine, WA 98230 Telephone: 360-332-3300 Facsimile: 360-332-2291 E-mail: son@stockslaw.com
Stephen F.X. O’Neill*	Christian I. Cu**

CONSENT OF LEGAL COUNSEL

We hereby consent to the inclusion of our legal opinion dated March 4, 2004 in Greenlite Ventures Inc.’s Amendment No. 2 to the Registration Statement on Form SB-2 to be filed with the United States Securities and Exchange Commission.

In addition, we consent to the reference to us under the heading “Interests Of Named Experts And Counsel” in the Registration Statement.

Very truly yours,

“O’Neill Law Group PLLC”

O'NEILL LAW GROUP PLLC
(formerly O’Neill & Taylor PLLC)